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                                  Diamond Hill
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                                  Investments


FOR IMMEDIATE RELEASE:
                                             Investor Contact:
                                             James F. Laird
                                             Chief Financial Officer
                                             614-255-3353
                                             E-mail: (jlaird@diamond-hill.com)

                    DIAMOND HILL INVESTMENTS ANNOUNCES
                  WILLIAM DIERKER JOINS INVESTMENT TEAM

     Columbus, Ohio -- October 2, 2006, -- Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today announced that William C. Dierker joined the equity investment team as a portfolio manager. Mr. Dierker, who is a graduate of Xavier University and holds the CFA designation, will serve as co-portfolio manager of the Diamond Hill Select mutual fund and separately managed portfolios. Mr. Dierker has over 17 years of portfolio management experience, including five years at Nationwide Insurance where he worked with several members of the Diamond Hill investment team. Chuck Bath, Diamond Hill's managing director of equities, said, "We are very pleased that Bill has joined our investment team, he shares our investment philosophy and I know from personal experience that he is an excellent investor."

About Diamond Hill:
     Diamond Hill provides investment management services to individuals and institutions seeking to preserve and build wealth. The firm currently manages mutual funds, separate accounts and a private investment fund. For more information on Diamond Hill, visit www.diamond-hill.com.


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            325 John H. McConnell Blvd., Suite 200, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363